Exhibit 10.8

FORM OF STOCK OPTION AWARD AGREEMENT

NYIAX, INC.

STOCK OPTION AWARD AGREEMENT 2016

EQUITY INCENTIVE PLAN

Optionee:

Award Date:

Exercise Price per Share (1):

Number of Shares (1):

Expiration Date (2):

NSO or ISO (3):	ISO (incentive stock option)

Exercise/Vesting Schedule (2):

(1)	Subject to adjustment under Section 4.3 of the Plan.

(2)	Subject to early termination if the Optionee’s employment or other service relationship terminates or in certain other circumstances. See Sections 6.4 and 12 of the Plan for exceptions and additional details regarding possible adjustments, acceleration of exercisability and/or vesting and/or early termination of the Option.

(3)	Subject to Section 5.3(c) of the Plan.

THIS AGREEMENT is among NYIAX, INC., a Delaware corporation (the “Company”), and is granted pursuant to and subject to the terms and conditions set forth in the NYIAX, INC. 2016 Equity Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan.

If the Company has designated the Option as an ISO above, the Company intends that the Option will be treated as an Incentive Stock Option within the meaning of Section 422 of the Code (an “ISO”) to the maximum extent permissible under all of the ISO rules and restrictions. Any shares acquired upon exercise of the Option without compliance with all applicable ISO rules will be treated as acquired upon exercise of a Nonstatutory Stock Option (a “NSO”). If the company has designated the Option as a NSO above, the Company intends that the Option will be treated in its entirety as a NSO and not as an ISO.

WHEREAS, pursuant to the Plan, the Company has granted to the Optionee with reference to services rendered and to be rendered to the Company, effective as of the Award Date, an Option upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered prior to exercise by the Optionee and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Exercisability of Option. The Option shall vest and become exercisable during its term in accordance with the Exercise/Vesting Schedule as set forth above and with and subject to the applicable provisions of the Plan and this Agreement. The Option may be exercised only to the extent the Option is exercisable and vested, and, subject to Section 6.5 of the Plan, during the Optionee’s lifetime, only by the Optionee. In no event may the Optionee exercise the Option after the Expiration Date as provided above.

2. Exercise of Option. To the extent vested and exercisable, the Option may be exercised (for whole numbers of shares only) by the delivery to the Company of a written exercise notice stating the number of shares to be purchased pursuant to the Option accompanied by payment of the aggregate Exercise Price of the shares to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Subject to Section 14 of the Plan, the Option shall be deemed to be exercised upon receipt and approval by the Company of such written exercise notice accompanied by the aggregate Exercise Price and any other payments so required.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the methods permitted under Section 6.3 of the Plan, or a combination thereof, at the election of the Optionee.

4. Continuance of Service Required. The vesting schedule requires continued Service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial Service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Service.

5. Effect of Termination of Service on Exercise Period. If the Optionee’s Service terminates, the Option and all other rights and benefits under this Agreement terminate, except that the Optionee, at any time within the applicable period specified in Section 6.4 of the Plan, may exercise the Option to the extent the Option is exercisable on the date of termination of Service and has not otherwise expired or terminated.

Notwithstanding the foregoing exercise periods after termination of Service, to the extent the Option otherwise is an ISO, the Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs and meets all other requirements of the Code for ISOs. If the Option is not exercised within the applicable exercise periods or does not meet such other requirements, the Option will be rendered a NSO.

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6. Adjustments Upon Specified Events. As provided in Section 4.3 of the Plan, upon the occurrence of certain events relating to or affecting the Company’s stock contemplated by Section 4.3 of the Plan, the Board shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances, make adjustments in the number, amount and type of shares (or other securities or property) subject to the Option, the Exercise Price and the securities deliverable upon exercise of the Option (or any combination thereof), and the Board may under Section 12 of the Plan provide for a cash payment and cancellation or the assumption, substitution or exchange of the Option or the shares or other securities subject to the Option in connection with a Change in Control of the Company. All rights of the Optionee hereunder are subject to such adjustments and other provisions of the Plan.

7. Optionee not a Shareholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company as to any shares of Company Stock until exercise of the Option and the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as a shareholder as to which the record date is prior to such date of delivery.

8. Non-Transferability of Option. The Option and any other rights of the Optionee under this Agreement or the Plan are nontransferable except as expressly provided in Section 6.5 of the Plan.

9. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 79 Madison Avenue, NYC, NY 10014, to the attention of Carolina Abenante, Esq., and to the Optionee at the address given beneath the Optionee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

10. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Board determines otherwise.

11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Optionee. The construction, interpretation, performance and enforcement of this Agreement and the Option shall be governed by the internal substantive laws, but not the choice of law rules, of the State of New York.

12. Plan. The Option and all rights of the Optionee with respect thereto are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted thereunder. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board do not (and shall not be deemed to) create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board specifically so conferred by appropriate action of the Board under the Plan after the Date hereof September 6 2016.

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AGREED AND ACKNOWLEDGED: NYIAX, a Delaware Corporation

By: Carolina Abenante, Esq.	(Optionee’s Signature)

Its: President and Vice-Chairperson
NYIAX, Inc., a Delaware Corporation

Address:	Address:
79 Madison Avenue, 4th Floor
New York City, NY 10016

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